Exhibit 99.1

Stronghold Digital Mining Reports Second Quarter 2023 Results and Provides Operational Update

NEW YORK, August 10, 2023 – Stronghold Digital Mining, Inc. (NASDAQ: SDIG) (“Stronghold”, the “Company”, or “we”) today announced financial and operational results for the quarter ended June 30, 2023, and provided an operational update:

Recent Operational and Financial Highlights

•
Accelerated hash rate guidance. We now expect to achieve hash rate capacity of 4 EH/s by September 1, 2023, which is one month earlier than our previous guidance and four months earlier than our guidance provided on March 29, 2023.

•
Procured over 14,000 high-spec Bitcoin miners between April 2023 and July 2023. These miners provide aggregate hash rate capacity of nearly 1.6 EH/s, and we expect that all will be energized by September 1, 2023. Over 8,000 of the miners are wholly owned, and 6,000 of the miners are hosted as a part of the Canaan Bitcoin Mining Agreement, where Stronghold participates in the Bitcoin mining and curtailment economics.

•
First half of 2023 fixed costs down ~$15 million, or ~34%, compared to first half of 2022. Fixed costs include operations & maintenance expense and general & administrative expense, excluding stock-based compensation.

•
Stronghold mined 626 Bitcoin during the second quarter of 2023, which represents approximately 43% growth compared to the fourth quarter of 2022 and 1% sequential growth compared to the first quarter of 2023, despite Bitcoin network hash rate growth of 39% and 23% during the same periods, respectively.

•
The Company generated revenue of $18.2 million, net loss of $11.7 million, and non-GAAP Adjusted EBITDA loss of $2.6 million in the second quarter of 2023. Revenue comprised $13.8 million from cryptocurrency self-mining, $3.1 million from cryptocurrency hosting, $0.7 million from the sale of energy, and $0.6 million from capacity sales.[1]

1 See Non-GAAP Reconciliations.

Management Commentary

“We expect to have 4 EH/s of installed hash rate capacity at our Panther Creek and Scrubgrass data centers in the coming weeks,” said Greg Beard, the chairman and chief executive officer of Stronghold. “This represents a significant milestone for the Company, and we believe that we are well positioned to grow revenue and cash flow and create equity value going forward. We continue to expect that our vertically integrated business model, with wholly owned power plants and data centers, will demonstrate its advantages going into the Bitcoin halving that is projected to take place in April 2024.

“Additionally, we think it is critically important for the industry to focus on capital efficiency, or the productivity of capital deployed, and returns on capital deployed. We believe that the payback periods for all Stronghold miner purchases in 2023, which we have intentionally limited to purchases of high-spec MicroBT WhatsMiner M50 and M50S and Canaan Avalon A1346 Bitcoin miners, will be approximately one year, if not faster. This payback would mean that the miners generate enough cash flow to fully recover the invested capital in 12 months. This compares favorably to our team’s current assessment of the paybacks on other popular, higher-efficiency miners, which, given a materially higher price per terahash, exhibit paybacks that are over 35% longer. We believe that, at current prices, MicroBT WhatsMiner M50 and M50S and Canaan Avalon A1346 miners present more compelling value, and we have invested accordingly after significant research and analysis.

“Lastly, with recent miner purchases and the expansion of our Canaan Bitcoin Mining Agreement, we will have more Bitcoin miners than we can plug in at the data centers at our Panther Creek and Scrubgrass plants. As we have disclosed, we are currently evaluating opportunities to deploy our approximately 25 megawatts of end-to-end data center equipment at a prospective third site, and we expect to deploy any excess miners at this site. We look forward to providing an update on this initiative by the end of the third quarter of this year.”

Liquidity and Capital Resources

As of June 30, 2023, and August 7, 2023, the Company had approximately $6.5 million and $5.6 million, respectively, of cash and cash equivalents and Bitcoin on its balance sheet, which included 47 Bitcoin and 35 Bitcoin, respectively. As of June 30, 2023, and August 7, 2023, the Company had principal amount of outstanding indebtedness of approximately $59 million. As of August 7, 2023, the Company had received net proceeds of approximately $6.1 million from the sale of 798,944 shares of its Class A common stock under the at-the-market offering agreement with H.C. Wainwright & Co., LLC, of which approximately $5.3 million, or 87%, was used for miner purchases.

Conference Call

Stronghold will host a conference call today, August 10, 2023, at 10:00 a.m. Eastern Time (7:00 a.m. Pacific Time) with an accompanying presentation to discuss these results. A question-and-answer session will follow management's presentation.

To participate, a live webcast of the call will be available on the Investor Relations page of the Company’s website at ir.strongholddigitalmining.com. To access the call by phone, please use the following link Stronghold Digital Mining Second Quarter 2023 Earnings Call. After registering, an email will be sent, including dial-in details and a unique conference call access code required to join the live call. To ensure you are connected prior to the beginning of the call, please register a minimum of 15 minutes before the start of the call.

A replay will be available on the Company's Investor Relations website shortly after the event at ir.strongholddigitalmining.com.

About Stronghold Digital Mining, Inc.

Stronghold is a vertically integrated Bitcoin mining company with an emphasis on environmentally beneficial operations. Stronghold houses its miners at its wholly owned and operated Scrubgrass and Panther Creek plants, both of which are low-cost, environmentally beneficial coal refuse power generation facilities in Pennsylvania.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release, including guidance, constitute “forward-looking statements.” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements and the business prospects of Stronghold are subject to a number of risks and uncertainties that may cause Stronghold’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things: the hybrid nature of our business model, which is highly dependent on the price of Bitcoin; our dependence on the level of demand and financial performance of the crypto asset industry; our ability to manage growth, business, financial results and results of operations; uncertainty regarding our evolving business model; our ability to retain management and key personnel and the integration of new management; our ability to raise capital to fund business growth; our ability to maintain sufficient liquidity to fund operations, growth and acquisitions; our substantial indebtedness and its effect on our results of operations and our financial condition; uncertainty regarding the outcomes of any investigations or proceedings; our ability to enter into purchase agreements, acquisitions and financing transactions; public health crises, epidemics, and pandemics such as the coronavirus pandemic; our ability to procure crypto asset mining equipment from foreign-based suppliers; our ability to maintain our relationships with our third party brokers and our dependence on their performance; our ability to procure crypto asset mining equipment; developments and changes in laws and regulations, including increased regulation of the crypto asset industry through legislative action and revised rules and standards applied by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act and the Investment Company Act; the future acceptance and/or widespread use of, and demand for, Bitcoin and other crypto assets; our ability to respond to price fluctuations and rapidly changing technology; our ability to operate our coal refuse power generation facilities as planned; our ability to remain listed on a stock exchange and maintain an active trading market; our ability to avail ourselves of tax credits for the clean-up of coal refuse piles; and legislative or regulatory changes, and liability under, or any future inability to comply with, existing or future energy regulations or requirements. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K filed on April 3, 2023, and in our subsequently filed Quarterly Reports on Form 10-Q. Any forward-looking statement or guidance speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements or guidance, whether because of new information, future events, or otherwise.

STRONGHOLD DIGITAL MINING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2023	December 31, 2022
ASSETS:
Cash and cash equivalents	$5,104,192	$13,296,703
Digital currencies	1,429,653	109,827
Accounts receivable	2,338,099	10,837,126
Inventory	4,168,189	4,471,657
Prepaid insurance	3,311,214	5,471,498
Due from related parties	69,947	73,122
Other current assets	1,047,731	1,381,737
Total current assets	17,469,025	35,641,670
Equipment deposits	5,422,338	10,081,307
Property, plant and equipment, net	160,398,999	167,204,681
Operating lease right-of-use assets	1,722,900	1,719,037
Land	1,748,440	1,748,440
Road bond	211,958	211,958
Security deposits	348,888	348,888
TOTAL ASSETS	$187,322,548	$216,955,981
LIABILITIES:
Accounts payable	$16,158,911	$27,540,317
Accrued liabilities	8,630,165	8,893,248
Financed insurance premiums	1,993,120	4,587,935
Current portion of long-term debt, net of discounts and issuance fees	796,668	17,422,546
Current portion of operating lease liabilities	724,539	593,063
Due to related parties	910,376	1,375,049
Total current liabilities	29,213,779	60,412,158
Asset retirement obligation	1,049,626	1,023,524
Warrant liabilities	5,253,582	2,131,959
Long-term debt, net of discounts and issuance fees	57,965,960	57,027,118
Long-term operating lease liabilities	1,095,116	1,230,001
Contract liabilities	456,582	351,490
Total liabilities	95,034,645	122,176,250
COMMITMENTS AND CONTINGENCIES (NOTE 10)
REDEEMABLE COMMON STOCK:
Common Stock – Class V; $0.0001 par value; 34,560,000 shares authorized; 2,405,760 and 2,605,760 shares issued and outstanding as of June 30, 2023, and December 31, 2022, respectively.	9,947,656	11,754,587
Total redeemable common stock	9,947,656	11,754,587
STOCKHOLDERS’ EQUITY (DEFICIT):
Common Stock – Class A; $0.0001 par value; 685,440,000 shares authorized; 5,976,099 and 3,171,022 shares issued and outstanding as of June 30, 2023, and December 31, 2022, respectively.	606	317
Series C convertible preferred stock; $0.0001 par value; 23,102 shares authorized; 21,572 and 0 shares issued and outstanding as of June 30, 2023, and December 31, 2022, respectively.	2	—
Accumulated deficits	(298,199,062)	(240,443,302)
Additional paid-in capital	380,538,701	323,468,129
Total stockholders' equity	82,340,247	83,025,144
Total redeemable common stock and stockholders' equity	92,287,903	94,779,731
TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS' EQUITY	$187,322,548	$216,955,981

STRONGHOLD DIGITAL MINING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
OPERATING REVENUES:
Cryptocurrency mining	$13,782,798	$20,227,536	$25,080,096	$38,431,729
Energy	740,793	7,691,226	3,471,779	16,735,618
Cryptocurrency hosting	3,079,701	121,172	5,405,697	189,048
Capacity	582,557	1,668,001	1,442,067	3,712,428
Other	47,892	32,008	100,317	52,770
Total operating revenues	18,233,741	29,739,943	35,499,956	59,121,593
OPERATING EXPENSES:
Fuel	6,291,501	9,188,165	13,705,515	19,208,150
Operations and maintenance	8,804,097	16,586,756	17,245,020	27,921,089
General and administrative	10,077,738	10,903,876	18,546,493	21,514,079
Depreciation and amortization	8,634,967	12,667,300	16,357,808	24,986,881
Loss on disposal of fixed assets	17,281	1,724,642	108,367	1,769,600
Realized gain on sale of digital currencies	(266,665)	—	(593,433)	(751,110)
Realized loss on sale of miner assets	—	8,012,248	—	8,012,248
Impairments on miner assets	—	4,990,000	—	4,990,000
Impairments on digital currencies	254,353	5,205,045	325,830	7,711,217
Impairments on equipment deposits	—	—	—	12,228,742
Total operating expenses	33,813,272	69,278,032	65,695,600	127,590,896
NET OPERATING LOSS	(15,579,531)	(39,538,089)	(30,195,644)	(68,469,303)
OTHER INCOME (EXPENSE):
Interest expense	(2,603,478)	(4,508,782)	(4,987,391)	(7,420,235)
Loss on debt extinguishment	—	—	(28,960,947)	—
Gain on extinguishment of PPP loan	—	841,670	—	841,670
Changes in fair value of warrant liabilities	6,475,880	—	5,761,291	—
Changes in fair value of forward sale derivative	—	3,919,388	—	3,435,639
Changes in fair value of convertible note	—	(962,761)	—	(962,761)
Other	15,000	10,000	30,000	30,000
Total other income (expense)	3,887,402	(700,485)	(28,157,047)	(4,075,687)
NET LOSS	$(11,692,129)	$(40,238,574)	$(58,352,691)	$(72,544,990)
NET LOSS attributable to noncontrolling interest	(3,355,873)	(23,537,554)	(21,475,004)	(42,435,192)
NET LOSS attributable to Stronghold Digital Mining, Inc.	$(8,336,256)	$(16,701,020)	$(36,877,687)	$(30,109,798)
NET LOSS attributable to Class A common shareholders:
Basic	$(1.35)	$(8.21)	$(6.99)	$(14.85)
Diluted	$(1.35)	$(8.21)	$(6.99)	$(14.85)
Weighted average number of Class A common shares outstanding:
Basic	6,163,450	2,034,107	5,274,471	2,027,468
Diluted	6,163,450	2,034,107	5,274,471	2,027,468

STRONGHOLD DIGITAL MINING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended,
	June 30, 2023	June 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(58,352,691)	$(72,544,990)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	16,357,808	24,986,881
Accretion of asset retirement obligation	26,102	12,169
Gain on extinguishment of PPP loan	—	(841,670)
Loss on disposal of fixed assets	108,367	1,769,600
Realized loss on sale of miner assets	—	8,012,248
Change in value of accounts receivable	1,142,750	—
Amortization of debt issuance costs	109,620	2,060,806
Stock-based compensation	6,816,048	5,745,625
Loss on debt extinguishment	28,960,947	—
Impairments on equipment deposits	—	12,228,742
Impairments on miner assets	—	4,990,000
Changes in fair value of warrant liabilities	(5,761,291)	—
Changes in fair value of forward sale derivative	—	(3,435,639)
Forward sale contract prepayment	—	970,000
Changes in fair value of convertible note	—	962,761
Other	(532,880)	—
(Increase) decrease in digital currencies:
Mining revenue	(28,709,950)	(38,431,729)
Net proceeds from sales of digital currencies	27,064,294	36,006,390
Impairments on digital currencies	325,830	7,711,217
(Increase) decrease in assets:
Accounts receivable	7,140,368	260,136
Prepaid insurance	542,828	3,945,290
Due from related parties	(64,276)	(848,150)
Inventory	303,468	(233,279)
Other assets	306,998	(1,072,267)
Increase (decrease) in liabilities:
Accounts payable	(145,649)	(4,763,351)
Due to related parties	219,778	543,639
Accrued liabilities	27,326	4,393,075
Other liabilities, including contract liabilities	(78,849)	(55,742)
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(4,193,054)	(7,628,238)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(10,581,332)	(57,074,647)
Proceeds from sale of equipment deposits	—	13,844,780
Equipment purchase deposits - net of future commitments	—	(12,073,928)
NET CASH FLOWS USED IN INVESTING ACTIVITIES	(10,581,332)	(55,303,795)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of debt	(2,446,953)	(24,022,738)
Repayments of financed insurance premiums	(651,495)	(3,906,462)
Proceeds from debt, net of issuance costs paid in cash	(147,385)	92,058,299
Proceeds from private placements, net of issuance costs paid in cash	9,824,567	—
Proceeds from ATM, net of issuance costs paid in cash	2,825	—
Proceeds from exercise of warrants	316	—
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	6,581,875	64,129,099
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(8,192,511)	1,197,066
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	13,296,703	31,790,115
CASH AND CASH EQUIVALENTS - END OF PERIOD	$5,104,192	$32,987,181

Use and Reconciliation of Non-GAAP Financial Measures

This press release and our related earnings call contain certain non-GAAP financial measures, including Adjusted EBITDA, as a measure of our operating performance. Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, further adjusted by the removal of one-time transaction costs, impairments on digital currencies, realized gains and losses on the sale of long-term assets, expenses related to stock-based compensation, gains or losses on derivative contracts, gains or losses on extinguishment of debt, realized gains or losses on sale of digital currencies, or changes in fair value of warrant liabilities in the period presented. See reconciliation below.

Our board of directors and management team use Adjusted EBITDA to assess our financial performance because they believe it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense and income), asset base (such as depreciation, amortization, impairments, and realized gains and losses on the sale of long-term assets) and other items (such as one-time transaction costs, expenses related to stock-based compensation, and gains and losses on derivative contracts) that impact the comparability of financial results from period to period. We present Adjusted EBITDA because we believe it provides useful information regarding the factors and trends affecting our business in addition to measures calculated under the generally accepted accounting principles (“GAAP”) in the United States. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Our non-GAAP financial measure should not be considered as an alternative to the most directly comparable GAAP financial measure. You are encouraged to evaluate each of these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in such presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of Adjusted EBITDA in the future, and any such modification may be material. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP and should be read in conjunction with the financial statements furnished in our Form 10-Q for the quarter ended June 30, 2023, expected to be filed on or prior to August 11, 2023. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

STRONGHOLD DIGITAL MINING, INC.
RECONCILIATION OF ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net Loss (GAAP)	$(11,692)	$(40,239)	$(58,353)	$(72,545)
Plus:
Interest expense	2,603	4,509	4,987	7,420
Depreciation and amortization	8,635	12,667	16,358	24,987
Loss on debt extinguishment	—	—	28,961	—
Impairments on equipment deposits	—	—	—	12,229
Impairments on miner assets	—	4,990	—	4,990
Impairments on digital currencies	254	5,205	326	7,711
Non-recurring (benefits) expenses[1]	(46)	2,799	636	6,563
Stock-based compensation	4,367	3,153	6,816	5,746
Loss on disposal of fixed assets	17	1,725	108	1,770
Realized loss on sale of miner assets	—	8,012	—	8,012
Realized gain on sale of digital currencies	(267)	—	(593)	(751)
Changes in fair value of forward sale derivative	—	(3,919)	—	(3,436)
Gain on extinguishment of PPP loan	—	(842)	—	(842)
Changes in fair value of convertible note	—	963	—	963
Changes in fair value of warrant liabilities	(6,476)	—	(5,761)	—
Accretion of asset retirement obligation	13	—	26	—
Adjusted EBITDA (Non-GAAP)	$(2,591)	$(977)	$(6,489)	$2,817

1 Includes the following non-recurring expenses: out-of-the-ordinary major repairs and upgrades to the power plant and other one-time items.

Investor Contact:

Matt Glover or Alex Kovtun
Gateway Group, Inc.
SDIG@gateway-grp.com

1-949-574-3860

Media Contact:

contact@strongholddigitalmining.com